POWER OF ATTORNEY
FORSECTION 16COMPLIANCE

The undersigned hereby constitutes and appoints Darren Kozik, Noah Popp, Ashley
Quackenboss, and Alyssa Trudell as the undersigned's true and lawful
attorney-in-fact to: (1)	execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer and/or director of Enerpac Tool Group
Corp. (the "Company"), Forms 3, 4 and 5, including amendments thereto, in accordance with Section 16(a) of the United States Securities Exchange Act of
1934, as amended, and the rules thereunder; (2)	do and perform any and all acts
for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and amendments thereto and timely file such forms with the United States Securities and Exchange Commission and
any stock exchange or similar authority; and (3)	take any other action of any
type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, including, but not limited to, acting as an account administrator, delegated administrator or user for the undersigned's
EDGAR Next account and/or appointing and removing account administrators, delegated entities, and users for the undersigned's EDGAR Next account, it being understood that the documents executed and other actions taken by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney? in-fact may approve in such attorney-in-fact's discretion. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or each such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any provision of
Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
/s/ Patrick Dawson Patrick Dawson Dated: July 25, 2025